UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

GLOBUS MEDICAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403

(Address of principal executive offices) (Zip Code)

(610) 930-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock, par value $.001 per share	GMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2019, Kurt C. Wheeler notified the Board of Directors (the “Board”) of Globus Medical, Inc. (the “Company”) of his resignation from the Board. He served on the Board for 12 years and his decision to resign was not due to any disagreement on any matter relating to the Company’s operations, policies, or practices.

On December 11, 2019 the Board appointed Robert A. Douglas to serve as a member of the Board with a term expiring at the Company’s annual meeting in 2020 to fill the vacancy created by the resignation of Mr. Wheeler. The Board also appointed Mr. Douglas as a member of the Audit Committee of the Board. The Board affirmatively determined that Mr. Douglas meets the definition of an “independent director” for purposes of serving on an audit committee under New York Stock Exchange Rule 303A.07 and that Mr. Douglas is an “audit committee financial expert.” There are no arrangements or understandings between Mr. Douglas and any other person pursuant to which Mr. Douglas was appointed to serve on the Board. Mr. Douglas has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Company’s standard compensation package for non-employee directors, Mr. Douglas will receive an annual retainer of $57,500 for his services as a director and $10,000 per year for serving on the Audit Committee. He will also be awarded an option to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $56.89, which price equals the Company’s closing stock price on December 11, 2019. The option will vest over a four-year period with one-fourth (1/4) of the option vesting on December 11, 2020, the first anniversary of the vesting commencement date, and the balance of the option will vest ratably on a monthly basis over the following 36 months.

In accordance with the Company’s customary practice, the Company entered into an indemnification agreement with Mr. Douglas in substantially the form filed as an exhibit to the Company’s Registration Statement for Form S-1/A filed with the Securities and Exchange Commission on May 8, 2012.

Item 8.01 Other Events.

On December 13, 2019, the Company issued a press release announcing the appointment of Mr. Douglas to its Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Globus Medical, Inc. dated December 13, 2019
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	December 13, 2019	/s/ KEITH PFEIL

Keith Pfeil
Senior Vice President
Chief Financial Officer